Exhibit 99.1

FORM OF PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS OF

LIVE NATION, INC.

54153

You can now access your Live Nation, Inc. account online.

Access your Live Nation, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Live Nation, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status • View payment history for dividends

• View certificate history • Make address changes

• View book-entry information • Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd

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Monday-Friday Eastern Time

Investor ServiceDirect®

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TOLL FREE NUMBER: 1-800-370-1163

PROXY

LIVE NATION, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

For the Annual Meeting of Stockholders to be held January 8, 2010

The undersigned hereby appoints Michael Rapino and Kathy Willard, and each of them, proxy holders of the undersigned with full power of substitution for and in the name, place and stead of the undersigned to appear and act for and to vote all shares of Live

Nation, Inc.’s common stock standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the Annual Meeting of Stockholders to be held at House of Blues Sunset Strip, 8430 Sunset Boulevard, West Hollywood,

California 90069, on January 8, 2010, at 9:00 a.m. local time, or at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present thereat.

THE PROXY HOLDERS WILL VOTE USING THE DIRECTIONS PROVIDED ON THE REVERSE SIDE OF THIS PROXY

CARD. IF YOU SIGN AND RETURN THIS PROXY, BUT DO NOT PROVIDE SPECIFIC DIRECTION WITH RESPECT TO A

VOTING ITEM, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND “FOR”

PROPOSALS 1, 2, 4, 5, 6 AND 7. THE PROXY HOLDERS ARE ALSO AUTHORIZED TO VOTE UPON ALL OTHER MATTERS

AS MAY PROPERLY COME BEFORE THE MEETING, OR AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF,

UTILIZING THEIR OWN DISCRETION AS SET FORTH IN THE JOINT PROXY STATEMENT/PROSPECTUS.

The undersigned hereby acknowledges receipt of the Live Nation Notice of Annual Meeting of Stockholders and accompanying

Joint Proxy Statement/Prospectus.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

FOLD AND DETACH HERE

(Continued and to be marked, dated and signed, on the other side)

Exhibit 99.1

54153

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

OR

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card

and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the

named proxies to vote your shares in the same

manner as if you marked, signed and returned your

proxy card.

INTERNET

http://www.proxyvoting.com/lyv

Use the Internet to vote your proxy.

Have your proxy card in hand when

you access the website.

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote

your proxy. Have your proxy card in

hand when you call.

LIVE NATION, INC.

Mark Here for

Address Change

or Comments

SEE REVERSE

Will Attend Meeting YES

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Please mark your votes as

indicated in this example X

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL

BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 1, 2, 4, 5, 6 AND 7.

FOR

ALL

WITHHOLD

FOR ALL

*EXCEPTIONS

FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

1. Proposal to approve the issuance of Live Nation common stock, par value $0.01 per share, in the merger contemplated by the Agreement and Plan of Merger,

dated as of February 10, 2009, as it may be amended from time to time, among

Live Nation, Ticketmaster Entertainment, Inc. and, from and after its accession thereto, Merger Sub.

2. Proposal to amend the Live Nation certificate of incorporation to change Live

Nation’s name to Live Nation Entertainment, Inc. after the completion of the merger of Ticketmaster Entertainment with and into Merger Sub.

3. Proposal to elect three directors to hold office until the 2012 annual meeting of stockholders and until their respective successors have been elected and qualified.

Nominees: 01 Ariel Emanuel, 02 Randall T. Mays, 03 Connie McCombs McNab

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the

“Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

___________________________________________________________________

4. Proposal to ratify the appointment of Ernst & Young LLP as Live Nation’s independent registered public accounting firm for the 2009 fiscal year.

5. Proposal to approve the amendment of the Live Nation, Inc. 2005

Stock Incentive Plan, as Amended and Restated, to, among other things, increase the aggregate number of shares of Live Nation common stock that may be issued under the plan.

6. Proposal to approve the adjournment of the Live Nation annual meeting,

if necessary, to solicit additional proxies.

7. Proposal to conduct any other business as may properly come before the Live Nation annual meeting or any adjournment or postponement thereof.